UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2026

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 19, 2026, Co-Diagnostics, Inc. (the “Company”), entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) for aggregate gross proceeds of $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for general corporate purposes and working capital. Maxim Group LLC (“Maxim”) acted as the exclusive placement agent for the Private Placement, which is expected to close on May 21, 2026.

As part of the Private Placement, the Company agreed to issue (i) 54,915 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”), (ii) pre-funded warrants to purchase 1,592,532 shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.0001 per share, and (iii) warrants to purchase 3,294,894 shares of Common Stock (the “Common Warrants,” together with the Pre-Funded Warrants, the “Warrants”) (the Warrants, together with the Shares and Warrant Shares (as defined below), the “Securities”) with an exercise price of $1.571 per share. The purchase price per share of Common Stock and the associated Common Warrant was $1.821 and the purchase price per Pre-Funded Warrant and associated Common Warrant was $1.8209. The Common Warrants are exercisable immediately and expire five years from issuance. The Pre-Funded Warrants are exercisable immediately and terminate when exercised in full.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to any Purchaser whose purchase of shares of Common Stock would otherwise result in such Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock after giving effect to the issuance of the Securities on the closing date of the Private Placement.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for a period beginning on May 19, 2026 and ending 60 days after the earliest of the date that (a) the initial registration statement has been declared effective by the United States Securities and Exchange Commission (the “SEC”), (b) all of the Shares and Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date provided that a holder of Shares or Warrant Shares is not an affiliate of the Company, or (d) all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders (the “Effective Date”). The Company’s officers and directors have also agreed to not sell or transfer any securities of the Company, subject to certain exceptions, for a period of 60 days from the closing of the Private Placement.

Pursuant to the Purchase Agreement, the Company also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement), for a period beginning on May 19, 2026 and ending 90 days after the Effective Date.

Pursuant to the terms of a Placement Agency Agreement entered into between the Company and Maxim on May 19, 2026, the Company agreed to pay Maxim (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Private Placement and (ii) reimbursement of Maxim’s reasonable expenses, including, without limitation fees and disbursements of Maxim’s counsel, incurred in connection with the Private Placement in an amount equal to $50,000. The Company also agreed to pay Maxim such compensation and reimbursement of expenses with respect to any equity-linked, preferred, convertible or debt securities, or other financing or capital-raising transaction of any kind that is consummated within the next 12 months involving investors that were contacted by or contacted Maxim in connection with the Private Placement.

Warrants

The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants may be exercised on a cashless basis at any time, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

The Common Warrants will be exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act, is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants. No fractional shares of Common Stock will be issued upon the exercise of any Common Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction. If a Fundamental Transaction (as defined in the respective Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Common Warrants), on the date of consummation of such Fundamental Transaction.

Stock Dividends and Splits. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of the Warrant shall remain unchanged.

Beneficial Ownership Limitations. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Registration Rights Agreement

The Company has agreed to file a resale registration statement covering the resale of the shares of Common Stock sold in the Private Placement and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) entered into with the Purchasers. Pursuant to the Registration Rights Agreement, the Company shall file the resale registration statement within fifteen (15) calendar days of May 19, 2026, and the resale registration statement shall be effective within thirty (30) calendar days following the filing date (or, in the event of a full review by the SEC, sixty (60) calendar days following the filing date). The Company has also agreed to keep the registration statement continuously effective for a period that extends from the first date on which the SEC issues an order of effectiveness in relation to the Registration Statement until such date that all registrable securities (as such term is defined in the Registration Rights Agreement) covered by the registration statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing descriptions of the Pre-Funded Warrants, Common Warrants, Purchase Agreement, Registration Rights Agreement, and Placement Agency Agreement are qualified in their entirety by reference to the full text of those agreements, a form of each of which is filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Purchase Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares of Common Stock contain a legend stating the same.

Item 8.01. Other Events

On May 19, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Placement Agency Agreement
99.1	Press Release dated May 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: May 21, 2026	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)